Exhibit 4.1



                               AMENDED AND RESTATED
                              1983 STOCK OPTION PLAN
                                        OF
                          FEDERAL REALTY INVESTMENT TRUST

        Federal Realty Investment Trust, an unincorporated business trust organized under the laws of the District of Columbia, hereby adopts this Amended and Restated 1983 Stock Option Plan of Federal Realty Investment Trust. The purposes of this Plan are as follows:

        (1) To further the growth, development and financial success of the Trust by providing incentives to Trustees and to certain key Employees and Officers who have been or will be given responsibility for the management or administration of the Trust's business affairs, by assisting them to become shareholders of the Trust and thus to benefit directly from its growth, development and financial success.

        (2) To enable the Trust and Affiliates to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long range success of the Trust by providing and offering them an opportunity to become shareholders of the Trust.

        (3) To allow eligible employees of the Trust to become shareholders of the Trust upon the exercise of options that are intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended.





   DC-154541.2

                                     ARTICLE I

                                    DEFINITIONS
                                    -----------

   Section 1.1 - General
   ---------------------

        Whenever the following terms are used in this Plan they shall have the respective meanings specified below unless the context clearly indicates to the contrary.

   Section 1.2 - Trustees
   ----------------------

        "Trustees" shall mean the trustees of the Trust.

   Section 1.3 - Code
   ------------------

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

   Section 1.4 - Committee
   -----------------------

        "Committee" shall mean the Stock Option Committee appointed by the Trustees as provided in Section 6.1.

   Section 1.5 - Trust
   --------------------

        "Trust" shall mean Federal Realty Investment Trust.

   Section 1.6 - Affiliate
   -----------------------

        "Affiliate" shall mean (a) any entity which, pursuant to an advisory agreement with the Trust, serves as the investment advisor and administrator of the day-to-day investment operations of the Trust and may perform such other duties as the Trustees may from time to time determine, and (b) any entity which, pursuant to a property management agreement with the Trust, renders property management and leasing services to the Trust in connection with the Trust's real estate properties.

   Section 1.7 - Subsidiary, Parent
   --------------------------------

        "Subsidiary" shall have the meaning ascribed to the term "subsidiary corporation" in Section 425(f) of the Code; "Parent" shall have the meaning ascribed to the term "parent corporation" in Section 425(e) of the Code.

   Section 1.8 - Employee
   ----------------------

        "Employee" shall mean any employee of the Trust or an Affiliate, whether or not such employee was so employed at the time this Plan was adopted.

   Section 1.9 - Incentive Option, Non-Qualified Option, Option
   ------------------------------------------------------------

        (a) "Incentive Option" shall mean an option to purchase Shares granted under the Plan which is intended to qualify as an "incentive stock option" under Section 422A of the Code.

        (b) "Non-Qualified Option" shall mean an option to purchase Shares granted under the Plan which is not intended to qualify as a "qualified stock option" under Section 422 of the Code or an "incentive stock option" under Section 422A of the Code.

        (c) "Option" shall refer collectively to both a NonQualified Option and an Incentive Option.

   Section 1.10 - Optionee
   -----------------------

        "Optionee" shall mean a Trustee, Employee or Officer to whom an Option is granted under the Plan.

   Section 1.11 - Plan
   -------------------

        "Plan" shall mean the Amended and Restated 1983 Stock Option Plan of Federal Realty Investment Trust as set forth herein as the same may be amended from time to time.

   Section 1.12 - Secretary
   ------------------------

        "Secretary" shall mean the Secretary of the Trust.

   Section 1.13 - Termination of Employment
   ----------------------------------------

        "Termination of Employment" shall mean the earlier to occur of (a) the date on which the employee-employer relationship between the Employee and either the Trust or an Affiliate is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment of the Employee by the Trust or an Affiliate, (b) with respect to an employee of an Affiliate, the date on which the advisory or management agreement between the Trust and an Affiliate is terminated, unless such employee is simultaneously employed by the Trust or another Affiliate or (c) with respect to a Trustee, the date after which such trustee will no longer serve as a Trustee. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422A(a)(2) of the Code, and the then applicable regulations and rulings under said Section.

   Section 1.14 - Shares
   ---------------------

        "Shares" shall mean shares of beneficial interest (no par value) of the Trust.

   Section 1.15 - Officer
   ----------------------

        "Officer" shall mean an officer of the Trust or an Affiliate.

   Section 1.16 - Pronouns
   -----------------------

        The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

                                    ARTICLE II

                              SHARES SUBJECT TO PLAN
                              ----------------------

   Section 2.1 - Shares Subject to Plan
   ------------------------------------

        The maximum number of Shares which may be issued upon exercise of Options shall not exceed 400,000. All of such Shares may be issued upon exercise of Incentive Options.

   Section 2.2 - Limitation on Incentive Option Grants
   ---------------------------------------------------

        Subject to the overall limitations of Section 2.1, the aggregate fair market value (determined as of the time the Option is granted) of the Shares for which any key Employee of the Trust may be granted Incentive Options exercisable for the first time in any calendar year (under the Plan and all other incentive stock option plans of the Trust or any Subsidiary or Parent thereof) shall not exceed $100,000.

   Section 2.3 - Unexercised Options
   ---------------------------------

        If any Option expires or is canceled without having been fully exercised, the number of Shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be the subject of Options granted hereunder, subject to the limitations of Sections 2.1 and 2.2.

   Section 2.4 - Changes in Trust's Shares
   ---------------------------------------

        In the event that the outstanding Shares are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Trust or of another entity by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for which Options may be granted, including adjustments of the limitations in Sections 2.1 and 2.2 on the maximum number and kind of shares which may be issued on exercise of Options.

                                    ARTICLE III

                                GRANTING OF OPTIONS
                                -------------------

   Section 3.1 - Eligibility
   -------------------------

        Any Trustee, any key Employee or any Officer shall be eligible to be granted Non-Qualified Options, but Incentive Options shall be granted only to key Employees of the Trust who at the time the Incentive Option is granted do not own (within the meaning of Section 425(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Trust or any Subsidiary or Parent thereof.

   Section 3.2 - Limitation on Grant of Options
   --------------------------------------------

        No Option shall be granted after March 28, 1993.

   Section 3.3 - Granting of Options
   ---------------------------------

             (a) The Committee shall from time to time, in its absolute discretion:

                  (i) Determine which Employees are key Employees and select from among the Trustees, Officers and key Employees (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

                  (ii) Determine the number of Shares to be subject to such Options; and

                  (iii) Determine the terms and conditions of such Options, including whether such Options shall be Incentive Options, consistent with the Plan.

             (b) Upon the selection of an Optionee, and determination of the terms of the Option to be granted, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of a Non-Qualified Option that the Optionee surrender for cancellation some or all of the unexercised non-qualified options which had been previously granted to the Optionee. A Non-Qualified Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered non-qualified option, may cover the same (or a lesser or greater) number of Shares as the surrendered non-qualified option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of Shares, price, option period or any other term or condition of the surrendered non-qualified option.

                                    ARTICLE IV

                                 TERMS OF OPTIONS
                                 ----------------

   Section 4.1 - Option Agreement
   ------------------------------

        Each Option shall be evidenced by a written "Stock Option Agreement", which shall be executed by the Optionee and an authorized Officer of the Trust or a Trustee and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to qualify such Incentive Options as "incentive stock options" under Section 422A of the Code, including, without limitation, the restrictions on transfer of Incentive Options set out in
   Section 422A(b)(5) of the Code.

   Section 4.2 - Option Price
   --------------------------

             (a) The purchase price of the Shares subject to each Option shall be set by the Committee; provided, however, that the purchase price per Share shall be not less than 100% of the fair market value per such Share on the date such Option is granted.

             (b) For the purpose of Section 4.2(a), the fair market value of a Share on the date the Option is granted shall be:

                  (i) the closing price of a Share on the principal exchange on which Shares are then trading, if any, on such date, or, if Shares were not traded on such date, then on the next preceding trading day during which a sale occurred;

                  (ii) if the Shares are not traded on an exchange but quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Shares on such date as reported by NASDAQ or such successor quotation system;

                  (iii) if the Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Shares on such date as determined in good faith by the Committee; or

                  (iv) if the Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

   Section 4.3 Commencement of Exercisability
   ------------------------------------------

             (a) No Option may be exercised in whole or in part during the first year after such Option is granted; provided, however, that the Committee may, in its sole discretion, unilaterally modify any or all Stock Option Agreements to allow any or all Options subject thereto to be exercised within the first year after such Options are granted.

             (b) Subject to the provisions of Sections 4.3(a), 4.3(c) and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in each individual Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted, the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c) and 7.3, accelerate the time at which such Option or any portion thereof may be exercised.

             (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

   Section 4.4 - Expiration of Options
   -----------------------------------

             (a) No Option may be exercised to any extent by any person after the expiration of ten years from the date the Option was granted.

             (b) In addition to the requirement stated in Section 4.4(a), no Incentive Option may be exercised to any extent by any person after the first to occur of the following events:

                  (i) In the case of an Optionee who is disabled (within the meaning of Section 105(d)(4) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death, unless the Optionee dies within said one-year period;

                  (ii) Except in the case of any Optionee who is disabled (within the meaning of Section 105(d)(4) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death, unless the Optionee dies within said three-month period; or

                  (iii) The expiration of one year from the date of the Optionee's death.

             (c) Subject to the provisions of Sections 4.4(a) and (b), the Committee shall specify, in the terms of each Stock Option Agreement, when the Option subject thereto expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide therein that said Options expire immediately upon a Termination of Employment.

   Section 4.5 - Adjustments in Outstanding Options
   ------------------------------------------------

        In the event that the outstanding Shares subject to Options are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Trust or of another entity, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share; provided, however, that each such adjustment with respect to an Incentive Option shall be made in such manner as not to constitute a "modification" within the meaning of Section 425(h)(3) of the Code. Any adjustment made by the Committee pursuant to this Section 4.5 shall be final and binding upon all Optionees, the Trust and all other interested persons.

   Section 4.6 -  Merger, Consolidation, Exchange, Acquisition,
   -----------    Liquidation or Dissolution
                  ----------------------------------------------

        In its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Stock Option Agreement that the Option subject thereto cannot be exercised after the merger or consolidation of the Trust into another corporation, the exchange of all or substantially all of the assets of the Trust for the securities of another corporation, the acquisition by another corporation of 80 percent or more of the Trust's then outstanding Shares, or the liquidation or dissolution of the Trust; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide either by the terms of such Stock Option Agreements or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in Sections 4.3(a) and (b) and/or any installment provisions of such Stock Option Agreement.


                                     ARTICLE V

                                EXERCISE OF OPTIONS
                               --------------------

   Section 5.1 - Person Eligible to Exercise
   -----------------------------------------

        During the lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

   Section 5.2 - Partial Exercise
   ------------------------------

        At any time and from time to time prior to the time when any Option or exercisable portion thereof becomes unexercisable under Section 4.4 such Option or portion thereof may be exercised in whole or in part; provided however, that the Trust shall not be required to issue fractional Shares and the Committee may, by the terms of the Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of Shares.

   Section 5.3 - Manner of Exercise
   --------------------------------

        An Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under
   Section 4.4:

             (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised, such notice complying with all applicable rules established by the Committee; and

             (b) (i) Full payment (in cash or by check) for the Shares with respect to which such Option or portion is thereby exercised; or

                  (ii) For Incentive Options only, shares of any class of the Trust's stock owned by the Optionee duly endorsed for transfer to the Trust with a fair market value (determinable in the same manner as set forth under Section 4.2(b)) on the date of delivery equal to the aggregate purchase price of the Shares with respect to which such Incentive Option or portion thereof is thereby exercised; or

                  (iii) For Incentive Options only, and to the extent permitted by applicable law, a promissory note payable to the order of the Trust executed by the Optionee and containing such other terms and conditions as shall be prescribed in the Stock Option Agreement from the Committee; or

                  (iv) For Incentive Options only, any combination of the consideration provided in the foregoing subsections (i), (ii) and
        (iii); and

             (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on Share certificates and issuing stop-transfer orders to transfer agents and registrars; and

             (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.


   Section 5.4 - Conditions to Issuance of Stock Certificates
   ----------------------------------------------------------

        The Shares issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously unissued Shares or issued Shares which have then been reacquired by the Trust. The Trust shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

             (a) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and

             (b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable; and

             (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and




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             (d)  The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

   Section 5.5 - Rights as Shareholders
   ------------------------------------

        The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Trust in respect of any Shares purchasable upon the exercise of any part of an Option until such Option is exercised and Shares have been issued by the Trust to such holders.

                                    ARTICLE VI

                                  ADMINISTRATION
                                  --------------


   Section 6.1 - Stock Option Committee
   ------------------------------------

        The Stock Option Committee shall consist of at least three Trustees, appointed by and holding office during the pleasure of the Trustees. Appointment of Committee members shall be effective upon filing of written acceptance of appointment with the Trustees. Committee members may resign at any time by delivering written notice to the Trustees. Vacancies in the Committee shall be filled by the Trustees.

   Section 6.2 - Duties and Powers of Committee
   --------------------------------------------

        It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Options and the Stock Option Agreements and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules with respect to Incentive Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422A of the Code. In their absolute discretion, the Trustees may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

   Section 6.3 - Committee Action
   ------------------------------

        Committee action shall be unanimous and may be taken either by vote at a meeting or by a memorandum or other written instrument signed by all of

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   the members of the Committee; provided, however, that if one member of the
   Committee disagrees with the recommended action of the other two members of the Committee, the Committee shall refer the matter to the Board of Trustees for action by a vote of the majority of the Trustees.

   Section 6.4 - Professional Assistance; Good Faith Actions
   ---------------------------------------------------------

        All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Trust. The Committee may, with the approval of the Trustees, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Trust, the Trust's officers and the Trustees shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Trust and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully indemnified by the Trust in respect to any such action, determination or interpretation.

                                    ARTICLE VII

                             MISCELLANEOUS PROVISIONS
                             ------------------------

   Section 7.1 - Options Not Transferable
   --------------------------------------
        No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof

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   shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

   Section 7.2 - Amendment, Suspension, or Termination of the Plan
   ---------------------------------------------------------------

        The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Trustees. However, without approval of the Trust's shareholders given within 12 months before or after the action by the Trustees or the Committee, no action of the Committee or Trustees may, except as provided in Section 2.4, increase the limits imposed in Section 2.1 on the maximum number of Shares which may be issued on exercise of Options, reduce the minimum option price requirement in Section 4.2(a) or extend the limit imposed in Section 3.2 on the period during which Options may be granted. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan.

   Section 7.3 - Approval of Plan by Shareholders
   ----------------------------------------------

        This Plan will be submitted for the approval of the Trust's shareholders within 12 months after the date of the Trustee's initial adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; and provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void.

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   Section 7.4 -  Effect of Plan Upon Other Options and Compensation
   -----------    Plans
                  ---------------------------------------------------

        The adoption of this Plan shall not affect the rights of any Trustee or Officer or Employee of the Trust with respect to any option granted under the Trust's 1977 Stock Option Plan nor shall it affect any other compensation or incentive plans in effect for the Trust or an Affiliate. Nothing in this Plan shall be construed to limit the right of the Trust or an Affiliate (a) to establish any other forms of incentives or compensation for Employees, or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

   Section 7.5 - Titles
   --------------------

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
        I hereby certify that the foregoing Plan was duly adopted by the Trustees of Federal Realty Investment Trust on March 28, 1983.

        Executed on this 27th day of March, 1987.


                                 Catherine R. Mack
                                 -----------------------------------
                                 Secretary



        I hereby certify that the foregoing Plan was duly approved by the shareholders of Federal Realty Investment Trust on May 12, 1983.

        Executed on this 27th day of March, 1987.


                                 Catherine R. Mack
                                 -----------------------------------
                                 Secretary
































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